Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 29, 2024 with respect to the audited consolidated financial statements of VerifyMe, Inc. for the year ended December 31, 2023.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

June 7, 2024